                                                                    Exhibit 23.1



                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of U.S. Bancorp for the registration of $25 million of shares of its common stock and to the incorporation by reference therein of our report dated January 15, 1998, with respect to the consolidated financial statements of U.S. Bancorp included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP


Minneapolis, Minnesota
November 16, 1998